Exhibit 2.9

Case Number: A - 19 - 788383 - P Electronically Filed 3/21/2019 9:27 AM Steven D. Grierson CLERK OF THE COURT

1 2 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 i CERTIFICATE OF SERVICE ., - 9" I hereby certify that on the.r - _ \ _.day of March, 2019, I served a true and complete copy of the foregoin 3 NOTICE OF ENTRY OF ORDER by placing a copy of the same in the United States Mail, postage fully prepai 4 addressed to the following: Starstream Entertainment, Inc. c/o lncorp Services, Inc. 3773 Howard Hughes Parkway, Suite SOOS Las Vegas, NV 89169 Officers and Directors Starstream Entertainment, Inc. 100 Skypark Drive Monterey, CA 93940 Island Stock Transfer 15500 Roosevelt Blvd., Suite 301 Clear Water, FL 33760 - 2 -

1 2 3 4 5 6 Electronically Filed 3/20/20191:00 PM Steven D. Grierson OU ORDR PETER L. CHASEY, ESQ. Nevada Bar No. 007650 CHASEY LAW OFFICES 3295 N. Fort Apache Road, Suite 110 Las Vegas, Nevada 89129 Tel: (702} 233 - 0393 Fax: {702) 233 - 2107 email: peter@chaseylaw.com Attorney for Petitioner SMALL CAP COMPLIANCE, LLC CLARK COUNTY, NEVADA 7 EIGHTH JUDICIAL DISTRICT COURT 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 A - 19 - 788383 - P XIX In the Matter of ) CASE NO.: ) DEPT NO.: ) ) ) ) ) ) STARSTREAM ENTERTAINMENT, INC., a Nevada Corporation, ORDER APPOINTING CUSTODIAN [NRS 78.347{1)(8}] THE COURT, having considered Petitioner, SMALL CAP COMPLIANCE, LLC's Application for Appointment of Custodian for STARSTREAM ENTERTAINMENT, INC., proper notice having been given to the officers and directors of STARSTREAM ENTERTAINMENT, INC. pursuant to NRS 78.750(2), no opposition having been received, and good cause appearing, IT IS ORDERED, ADJUDGED AND DECREED that: 1. Petitioner SMALL CAP COMPLIANCE, LLC is hereby appointed custodian of STARSTREAM ENTERTAINMENT, INC. 2. SMALL CAP COMPLIANCE, LLC is hereby authorized to take all reasonable and prudent actions on behalf of STARSTREAM ENTERTAINMENT, INC. including but not limited to appointing interim officers and directors, negotiating and compromising debt, executing contracts and other - 1 - Case Number: A - 19 - 788383 - P

1 4 agreements, initiating litigation in the name of STARSTREAM ENTERTAINMENT, INC. authorizing and 2 issuing new shares of stock, and authorizing new classes of stock. 3 3. SMALL CAP COMPLIANCE, LLC shall reinstate STARSTREAM ENTERTAINMENT, INC. 5 with the Nevada Secretary of State. 6 4. SMALL CAP COMPLIANCE, LLC shall provide reasonable notice to all shareholders of 9 10 11 12 13 14 15 16 18 19 20 21 22 23 24 25 26 27 28 7 record of a Special Meeting of the stockholders to be held within a reasonable time after this Order 8 is entered. 5. The record transfer agent for STARSTREAM ENTERTAINMENT, INC. is hereby authorized and directed to cooperate with SMALL CAP COMPLIANCE, LLC concerning the shareholder list for STARSTREAM ENTERTAINMENT, INC. 6. SMALL CAP COMPLIANCE, LLC shall file an amendment to the Articles of Incorporation for STARSTREAM ENTERTAINMENT, INC. with the Nevada Secretary of State containing the following disclosures and statements: 17 ( a ) Disclosures of any previous criminal, administrative, civil or National Association of Securities Dealers, Inc . , or Securities and Exchange Commission investigations, violations, or convictions concerning SMALL CAP COMPLIANCE, LLC, or its affiliates or subsidiaries . ( b ) A statement that reasonable, but ultimately unsuccessful, attempts were made to contact the officers or directors of the corporation to request that STARSTREAM ENTERTAINMENT, INC . comply with Chapter 78 of the Nevada Revised Statutes . (c) A statement that as Custodian, SMALL CAP COMPLIANCE, LLC, is authorized to continue the business of STARSTREAM ENTERTAINMENT, INC . for the benefit of the corporation and its shareholders . A statement that SMALL CAP COMPLIANCE, LLC will reinstate STARSTREAM ENTERTAINMENT, INc.'s charter to do business in the State of Nevada. ( d ) - 2 -

21 22 23 24 25 26 27 28 1 2 3 4 5 6 7 B 9 10 11 12 13 14 15 16 ( e ) Any other information as may be required by regulations promulgated by th Nevada Secretary of State. 7. SMALL CAP COMPLIANCE, LLC, as custodian of STARSTREAM ENTERTAINMENT, INC shall submit a report to this Court of the actions taken by the custodian every three (3) months whil the custodianship remains active. IT IS SO ORDERED. Dated this / "'tday of /l/µ_ , 2019. Respectfully Submitted by: CHASEY LAW OFFICES - r,::c::;J -- - =; - 17 18 Peter L. Ch s y, Esq.,_,,/' Nevada e'r Nq, 007650 19 3295 N. i=orfApache Rd., Ste. 110 Las Vegas, NV 89129 (702) 233 - 0393 Attorney for Petitioner SMALL CAP COMPLIANCE, LLC 20 - 3 -